Exhibit 99.1

SpringWorks Therapeutics Announces Proposed Public Offering of Common Stock

December 4, 2023

STAMFORD, Conn., Dec. 04, 2023 (GLOBE NEWSWIRE) -- SpringWorks Therapeutics, Inc. (Nasdaq: SWTX), a commercial-stage biopharmaceutical company focused on severe rare diseases and cancer, announced today that it has commenced an underwritten public offering of $250.0 million of shares of its common stock. All of the shares in the offering will be sold by SpringWorks. In addition, SpringWorks expects to grant the underwriters a 30-day option to purchase up to an additional $37.5 million of shares of its common stock in the offering.

Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Cowen and Company, LLC and Guggenheim Securities, LLC are acting as joint book-running managers for the offering. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

An automatic shelf registration statement on Form S-3ASR relating to these securities has been filed with the Securities and Exchange Commission (SEC) and has become effective.

The offering will be made only by means of a prospectus and prospectus supplement that form part of the automatic shelf registration statement. A copy of the preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and may be obtained, when available, from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, or by telephone at (866) 471-2526 or by email at prospectus-ny@ny.email.gs.com, J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1115 Long Island Avenue, Edgewood, NY 11717, or by by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com, Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, by email at Prospectus_ECM@cowen.com or by telephone at (833) 297-2926, or Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, NY 10017, or by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About SpringWorks Therapeutics

SpringWorks is a commercial-stage biopharmaceutical company applying a precision medicine approach to developing and delivering life-changing medicines for people with severe rare diseases and cancer.

Founded in 2017, SpringWorks has a diversified targeted oncology pipeline spanning solid tumors and hematological cancers, including clinical trials in rare tumor types and highly prevalent, genetically defined cancers. OGSIVEO™, approved in the United States for the treatment of adult patients with progressing desmoid tumors who require systemic treatment, is SpringWorks’ first U.S. Food and Drug Administration (FDA) approved therapy. SpringWorks’ strategic approach and operational excellence in clinical development have enabled it to rapidly advance its lead product candidates into late-stage trials and enter into multiple collaborations with innovators in industry and academia to unlock the full potential for its portfolio and create more solutions for patients with cancer.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding SpringWorks’ expectations with respect to the completion, timing and size of the proposed public offering and granting the underwriters a 30-day option to purchase additional shares. The words “may,” “will,” “could,” “would,” “should,” “expec “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to ide forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, and other risks identified in the section entitled “Risk Factors” in Item 1A of Part II of SpringWorks’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as well as discussions of potential risks, uncertainties and other important factors in SpringWorks’ subsequent filings with the SEC. SpringWorks cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. SpringWorks disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent SpringWorks’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

SpringWorks Contacts:

Kim Diamond

Vice President, Communications and Investor Relations

Phone: 203-561-1646

Email: kdiamond@springworkstx.com

Samantha Hilson Sandler

Senior Director, Investor Relations

Phone: 203-461-5501

Email: samantha.sandler@springworkstx.com